                                               Registration No. 333-
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                    CRAY INC.

             (Exact Name of Registrant as Specified in its Charter)

               Washington                                  93-0962605
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

                              --------------------

                        411 First Avenue South, Suite 600
                         Seattle, Washington 98104-2860
                    (Address of Principal Executive Offices)

                               -------------------

                       1999 STOCK OPTION PLAN, AS AMENDED
                  2000 NON-EXECUTIVE EMPLOYEE STOCK OPTION PLAN
                              (Full Title of Plan)

                               ------------------

                               Kenneth W. Johnson
               Vice President-Finance and Chief Financial Officer
                                    CRAY INC.
                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
              (Name, address, including zip code, and telephone and
          facsimile numbers, including area code, of agent for service)
                               ------------------
                                  With copy to:

                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                              600 University Street
                         Seattle, Washington 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

                               ------------------

                         Calculation of Registration Fee

=======================================================================================================================
                                               Amount          Proposed Maximum     Proposed Maximum       Amount of
Title of Securities                             to be           Offering Price      Maximum Aggregate     Registration
 to be Registered                            Registered          Per Share(1)       Offering Price(1)         Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    9,000,000 shares       $6.83             $25,951,715            $6,488
=======================================================================================================================


(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on (i) the actual exercise price for 3,430,649 options, none of which are exercisable, which have been granted at various exercise prices from $2.00 per share to $6.83 per share and (ii) $1.80, which was the average of the high and low prices of the common stock on March 28, 2001, for the remaining 5,569,351 options.

                                     PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information. *

Item 2.    Registrant Information and Employee Plan Annual Information. *

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Act and the Note to Part I of Form S-8.

                                    PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The SEC allows us to "incorporate by reference" our publicly filed reports into this registration statement which means that information included in those reports is considered part of this registration statement. Information that we file with the SEC after the date of this registration statement will automatically update and supersede the information contained in this registration statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all the shares.

        The following documents filed with the SEC are incorporated by reference:

        1.      Our Annual Report on Form 10-K for the year ended December 31,
                1999;

        2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 (and Amendment No. 1 thereto on Form 10-Q/A as filed on 11/14/00) and September 30, 2000;

        3. Our Definitive Proxy Statement, as filed with the SEC on April 24, 2000;

        4. Our Current Report on Form 8-K for the event of February 7, 2001, as filed on February 15, 2001;

        5. Our Current Report on Form 8-K for the event of December 15, 2000, as filed on January 4, 2001;

        6. Our Current Report on Form 8-K for the event of April 2, 2000, as filed on April 17, 2000, and Amendment No. 1 thereto on Form 8-K/A as filed on June 16, 2000;

        7. Our Current Report on Form 8-K for the event of April 3, 2000, as filed on April 5, 2000;

        8. Our Current Report on Form 8-K for the event of March 1, 2000, as filed on March 3, 2000;

        9. Our Current Report on Form 8-K for the event of February 2, 2000, as filed on February 15, 2000; and

        10. The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Cray Inc., 411 First Avenue South, Suite 600, Seattle, Washington 98104, Telephone (206) 701-2000.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Kenneth W. Johnson, the Company's General Counsel, is giving an opinion on the validity of the common shares. As of the date of this prospectus, Mr. Johnson held 39,713 shares of the Company's common stock and options exercisable for 270,000 shares of the Company's common stock.

Item 6.    Indemnification of Director and Officers.

           Article XII of the Company's Articles of Incorporation and Section 11 of the Company's Bylaws require indemnification of directors, officers, employees, and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "WBCA"). Sections 23B.08.500 through 23B.08.000 of the WBCA authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Act.

           Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Company's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           4.1    Cray Inc. 1999 Stock Option Plan, as amended

           4.2    Cray Inc. 2000 Non-Executive Employee Stock Option Plan

           5      Opinion on Legality

           23     Consent of Deloitte & Touche LLP

           24     Power of Attorney (included on signature page hereof)

Item 9. Undertakings.

        1.      The undersigned registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any additional material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to information contained herein;

                        provided, however, that paragraphs (1)(a)(i) and
(1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

                (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 29, 2001.

                                       CRAY INC.



                                       By: /s/
                                           -------------------------------------
                                           James E. Rottsolk
                                           President and Chief Executive Officer

          Each of the undersigned hereby constitutes and appoints James E. Rottsolk and Burton J. Smith, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Cray Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, in connection with the registration under the Securities Act, of shares of Common Stock of Cray Inc., issuable pursuant to the 1999 Stock Option Plan and the 2000 Non-Executive Employee Stock Option Plan, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of March, 2001:

Signature and Title

/s/                                         /s/
--------------------------------------      ------------------------------------
James E. Rottsolk, Chairman of the          David N. Cutler, Director
Board and Chief Executive Officer


/s/                                         /s/
--------------------------------------      ------------------------------------
Burton J. Smith, Director                   Daniel J. Evans, Director


/s/                                         /s/
--------------------------------------      ------------------------------------
Terren S. Peizer, Director                  Kenneth W. Kennedy, Director



/s/                                         /s/
--------------------------------------      ------------------------------------
Dean D. Thornton, Director                  William A. Owens, Director

/s/                                         /s/
--------------------------------------      ------------------------------------
Stephen C. Kiely, Director                  Kenneth W. Johnson
                                            Chief Financial Officer


/s/
-------------------------------------------
Douglas C. Ralphs, Chief Accounting Officer